                                                                     EXHIBIT 4.1

                                INTERACTIVE DATA
                          FINANCIAL TIMES INFORMATION
                           14 WALL STREET, 11th FLOOR
                            NEW YORK, NEW YORK 10005
                                 (212) 306-6596
                                FAX 212-306-6698

                                                   July 15, 1998


Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Defined Asset Funds
P.O. Box 9051
Princeton, New Jersey 08543-9051
The Bank of New York
101 Barclay Street
New York, New York 10286


RE: GOVERNMENT SECURITIES INCOME FUND,
     U.S. GOVERNMENT ZERO COUPON BOND SERIES--8, DEFINED ASSET FUNDS

Gentlemen:

     We have examined the post-effective Amendment to the Registration Statement File No. 333-36109 for the above-captioned trust. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J. J. Kenny Co., Inc. is currently acting as the evaluator for the trust. We hereby consent to the use in the Amendment of the reference to Kenny S&P Evaluation Services, a division of J. J. Kenny Co., Inc. as evaluator.

     You are hereby authorized to file copies of this letter with the Securities and Exchange Commission.

                                                   Sincerely,
                                                   JAMES PERRY
                                                   Vice President